UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 5, 2019

First Internet Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-35750	20-3489991
(Commission File Number)	(IRS Employer Identification No.)

11201 USA Parkway
Fishers, Indiana	46037
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, without par value	INBK	The Nasdaq Stock Market LLC
6.0% Fixed to Floating Subordinated Notes due 2026	INBKL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                                           Other Events.

On June 5, 2019, First Internet Bancorp (the “Company”) and First Internet Bank of Indiana, an Indiana chartered bank and wholly owned subsidiary of the Company, entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as representative of the underwriters named therein, to issue and sell $35.0 million aggregate principal amount of 6.0% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “Notes”), at a public offering price equal to 100% of the par value of the Notes (the “Offering”).  From and including June 12, 2019 to but excluding June 30, 2024, the Notes will bear interest at an initial rate of 6.0% per annum. From and including June 30, 2024 to but excluding the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to the then-current Benchmark Rate (initially three-month LIBOR rate) plus 4.114%. Interest will be payable quarterly in arrears on each March 30, June 30, September 30, and December 30, beginning September 30, 2019. The Notes will be issued in denominations of $25 and integral multiples of $25 in excess thereof.

The Company estimates that the net proceeds from the Offering will be approximately $33.5 million, after deducting underwriting discounts of 3.15% and estimated expenses that are payable by the Company.  As part of the Offering, the Company has granted the underwriters a 30-day option to purchase up to an additional $2.0 million aggregate principal amount of Notes at the initial price to public less the underwriting discounts.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-219841) (including a base prospectus), a preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) and a final prospectus supplement to be filed with the SEC and is expected to close on or about June 12, 2019, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants between the parties as of the date of entering into the Underwriting Agreement. These representations, warranties and covenants are not representations of factual information to investors about the Company or its subsidiaries, and the sale of any Notes pursuant to the Underwriting Agreement is not a representation that there has not been any change in the condition of the Company.  A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement.

On June 5, 2019, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

Number	Description	Method of filing

1.1	Underwriting Agreement, dated June 5, 2019, among First Internet Bancorp, First Internet Bank of Indiana and Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named therein	Filed Electronically

99.1	Press release dated June 5, 2019	Filed Electronically

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements regarding the timing and nature of future sales of Company securities and uses of proceeds from the same.  Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should” “will,” “would,” or other similar expressions.  Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements.  For a list and description of some of such risks and uncertainties, see the Company’s periodic reports filed with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC.  All statements in this Current Report on Form 8-K, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2019

FIRST INTERNET BANCORP

By:	/s/ Kenneth J. Lovik
Kenneth J. Lovik, Executive Vice President & Chief Financial Officer